Exhibit 99.1

                                  CERTIFICATION

         Each of the undersigned hereby certifies in his capacity as an officer of GPC Capital Corp. II that the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.


Dated:   February 24, 2003

                              By:     /s/ Philip R. Yates
                                      Philip R. Yates
                                      President, Treasurer and Assistant
                                      Secretary and Director
                                      (chief executive officer)



                              By:     /s/ John E. Hamilton
                                      John E. Hamilton
                                      Vice President, Secretary and Assistant
                                      Treasurer and Director
                                      (chief financial officer)




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